Exhibit 10.305

ASSIGNMENT OF CONTRACTS, LICENSES AND PERMITS

THIS ASSIGNMENT OF CONTRACTS, PERMITS, PLANS AND SPECIFICATIONS (this “Assignment”), is made and entered into this ____ day of December, 2015, by and between CB OWNER, LLC, a Delaware limited liability company, having an address of c/o Catalyst Development Partners, 880 Glenwood Avenue., Suite H, Atlanta, Georgia 30316 (hereinafter referred to as “Borrower”) and THE PRIVATEBANK AND TRUST COMPANY, an Illinois state chartered bank in its capacity as agent and administrative bank (in such capacity, “Administrative Agent”), having a business address of 120 S. LaSalle Street, Chicago, Illinois 60603, for and on behalf of The PrivateBank and Trust Company, in its capacity as a lender, together with any other lenders that acquire an interest in the Loan (defined below) after the date hereof (individually, a “Lender” and collectively, the “Lenders”).

Borrower, Administrative Agent and Lenders entered into that certain Construction Loan and Security Agreement dated of even date herewith (together with all amendments, extensions, modifications, restatements, and supplements thereto, being referred to hereinafter as the “Loan Agreement”) (all capitalized terms used herein and not otherwise defined herein shall have the same meanings given to such terms in the Loan Agreement).

WITNESSETH

FOR VALUE RECEIVED, to the extent assignable, Borrower hereby grants, transfers and assigns to Administrative Agent, for the benefit of Administrative Agent and Lenders, all of the right, title and interest of Borrower in, to and under all present and future plans, specifications, drawings, surveys, plats, contracts, permits, certificates, reports, insurance policies, contracts, and all other items, rights, privileges and documents affecting or relating to the Property or Borrower's ownership, use or development thereof (together with any changes, extensions, revisions or modifications thereof, hereinafter collectively referred to as the “Contract Documents”), for the purpose of providing additional security for the payment and performance and discharge of each obligation, covenant and agreement of Borrower contained herein or in the Loan Documents (the “Indebtedness”).

Administrative Agent agrees that upon the payment and performance in full of all obligations of Borrower under this Assignment and the other Loan Documents, as evidenced by the recording or filing of an instrument of satisfaction or full release of the Mortgage (without the recording at that time of another security conveyance in favor of Lender affecting the Property), that this Assignment shall become and be void and of no further force and effect.

Borrower warrants that:

(a)          There is no assignment of any of Borrower's rights under any of the Contract Documents to any other person.

(b)          Borrower is not in default under any of the Contract Documents and knows of no default on the part of any other party to any of the Contract Documents.

(c)          Borrower has not done or omitted to do any act so as to be estopped from exercising any of its rights under any of the Contract Documents.

(d)          Borrower is not prohibited under any agreement with any other person or under any judgment or decree from the execution and delivery of this Assignment or the performance of each and every covenant of Borrower hereunder or in the Contract Documents.

(e)          No action has been brought or threatened against Borrower which would in any way prohibit or impair the execution and delivery of this Assignment or the performance of each and every covenant of Borrower hereunder or in the Contract Documents.

(f)          None of the Contract Documents has been modified or amended.

Borrower agrees and covenants unto Administrative Agent as follows:

(a)          Borrower will (i) fulfill, perform and observe each and every condition and covenant of Borrower contained in any of the Contract Documents; (ii) give prompt notice to Administrative Agent of any claim of default by any party of which Borrower is aware under any of the Contract Documents, together with a complete copy or statement of any information submitted or referenced in support of such claim; (iii) at no cost to Administrative Agent, enforce the performance and observance of each and every covenant and condition of the Contract Documents to be performed or observed by any third party; and (iv) to the extent applicable (as determined by Borrower in its sole but reasonable discretion), appear in and defend any action growing out of or in any manner connected with any of the Contract Documents; and (v) furnish Administrative Agent with copies of any and all material notices given or received by Borrower under the terms of the Contract Documents.

(b)          Except in connection with change orders permitted under the Loan Agreement, without the prior written consent of Administrative Agent, Borrower will not (i) modify the material terms of the Contract Documents, or (ii) waive or release any person from the satisfaction or performance of any liability or material obligation under the terms of the Contract Documents.

(c)          The rights assigned hereunder include all of Borrower's right and title (i) to modify the Contract Documents; (ii) to terminate the Contract Documents in accordance with the terms thereof; and (iii) to waive or release the performance or observance of any obligation or condition of the Contract Documents; provided, however, that notwithstanding anything herein to the contrary, no rights or remedies under this Agreement shall be exercised by Administrative Agent unless there has occurred and is continuing an “Event of Default” (as hereinafter defined) or an Event of Default under the Loan Documents, subject to the applicable notice and cure periods set forth therein.

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(d)          Upon the occurrence of any of the following events (herein referred to as an “Event of Default”):

(i)          any default by Borrower under this Assignment or under the Loan Agreement or any other Loan Documents not cured within any applicable cure period as provided for in the Loan Agreement; or

(ii)         any default by Borrower under the Contract Documents which default excuses, waives or alters any obligation of any other party to one or more of the Contract Documents (which obligation is not reinstated within thirty (30) days following waiver or alteration thereof);

Administrative Agent shall have the right, following any applicable grace and cure periods as provided in the Loan Agreement: (a) declare the entire Indebtedness immediately due and payable without further notice or demand; (b) proceed to exercise any or all of Administrative Agent's rights, powers and remedies under the Mortgage or under any other Loan Document; (c) proceed to perform any and all obligations of Borrower contained in any of the Contract Documents and exercise any and all rights of Borrower therein contained as fully as Borrower itself could, and without regard to the adequacy of security for the Indebtedness and with or without the bringing of any legal action or the causing of any receiver to be appointed by any court; (d) take possession of the Contract Documents; or (e) take any other action which Administrative Agent may reasonably deem necessary or proper to protect its interests in and to the Property. Borrower hereby constitutes Administrative Agent as its attorney-in-fact to take such actions and execute such documents as Administrative Agent may deem appropriate in the exercise of the rights and remedies of Administrative Agent granted herein. The powers herein granted shall include, but shall not be limited to, the power to sue on the Contract Documents, in the name of Borrower or Administrative Agent or both. The power of attorney granted hereby shall be irrevocable and coupled with an interest and shall terminate only upon the payment of all sums due Administrative Agent and Lenders by Borrower under the Loan Documents. Borrower shall indemnify and hold harmless Administrative Agent and Lenders for all losses, costs, damages, fees and expenses whatsoever associated with the exercise of this power of attorney, excluding such losses, costs, damages, fees and expenses to the extent resulting from the gross negligence or willful misconduct of Administrative Agent or any Lender or accruing as a result of matters occurring after Administrative Agent acquires title to the Property by foreclosure or deed-in-lieu of foreclosure, and shall release Administrative Agent from all liability whatsoever for the exercise of the foregoing power of attorney and all actions taken pursuant thereto, except to the extent such liability results from the gross negligence or willful misconduct of Administrative Agent or accrues after Administrative Agent acquires title to the Property by foreclosure or deed-in-lieu of foreclosure.

(e)          Should Borrower fail to perform or observe any covenant or comply with any condition contained in any of the Contract Documents that is not cured within any applicable cure period, then Administrative Agent, without notice to or demand on Borrower, and without releasing Borrower from its obligation to do so, may (but shall not be obligated to) perform or satisfy such covenant or condition and, to the extent that Administrative Agent shall incur any costs or pay any monies (including payment of the purchase price for property covered by the Contract Documents) in connection therewith, including any costs or expenses of litigation, such costs, expense or payment shall be included in the Indebtedness and shall bear interest per annum from the incurring or payment thereof at a rate equal to the rate charged for late payments under the Notes.

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(f)          Administrative Agent shall not be obligated to perform or discharge any obligation of Borrower under any of the Contract Documents, and Borrower agrees to indemnify and hold Administrative Agent and Lenders harmless against any and all liability, loss or damage which Administrative Agent or any Lender may incur under any of the Contract Documents or under or by reason of this Assignment, except such liability, loss or damage as may result from the gross negligence or willful misconduct of Administrative Agent or any Lender or accrues as a result of matters occurring after Administrative Agent acquires title to the Property by foreclosure or deed-in-lieu of foreclosure, and of and from all claims and demands whatsoever which may be asserted against it by reason of an act of Administrative Agent under this Assignment or under the Contract Documents, excluding such claims and demands as may result from the gross negligence, bad faith or willful misconduct of Administrative Agent or any Lender or which accrue after Administrative Agent acquires title to the Property by foreclosure or deed-in-lieu of foreclosure.

(g)          The rights, powers and remedies herein provided shall be in addition to and not in substitution for the rights, powers and remedies which would otherwise be vested in Administrative Agent under the Loan Documents, or in law or equity, all of which rights, powers and remedies are specifically reserved by Administrative Agent. The rights, powers and remedies herein provided or otherwise available to Administrative Agent shall be cumulative and may be exercised concurrently. The failure to exercise any of the rights, powers and remedies herein provided shall not constitute a waiver thereof, nor shall the use of any of the rights, powers and remedies hereby provided prevent the subsequent or concurrent resort to any other rights, powers and remedy or remedies. It is intended that this clause shall be broadly construed so that all rights, powers and remedies herein provided for or otherwise available to Administrative Agent shall continue to be available to Administrative Agent until all obligations of Borrower under the Loan Documents, the Contract Documents and this Assignment have been paid and performed in full.

(h)          All notices, demands or requests provided for or permitted to be given pursuant to this Assignment must be in writing and shall be deemed to have been properly given or served by depositing in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed to the addresses set forth on the first page hereof. All notices, demands and requests shall be effective upon being deposited in the United States Mail. However, the time period in which a response to any notice, demand or request must be given, if any, shall commence to run from the date of receipt (as disclosed by the return receipt) of the notice, demand or request by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. By giving at least thirty (30) days written notice thereof, Borrower or Administrative Agent shall have the right from time to time and at any time during the term of this Assignment to change their respective addresses for notice purposes and each shall have the right to specify as its address any other address within the United States of America.

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(i)          This Assignment was executed and delivered by Borrower in the State of Georgia and shall be construed in accordance with and governed by the laws of the State of Georgia.

(j)          This Assignment shall be binding upon and inure to the benefit of the parties hereto and their heirs, legal representatives and assigns.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Borrower has executed this Assignment under seal on the date first above written.

BORROWER:

CB OWNER, LLC, a Delaware limited liability company

By:	/s/ Robert Myer
Name:	Robert Myer
Title:	President
(SEAL)

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